                                                                    Exhibit 99.1

                              Attachment to Form 4

                             JOINT FILER INFORMATION

Name and Address:                   GoldenTree Asset Management LLC
                                    300 Park Avenue, 21st Floor
                                    New York, NY 10022

Date of Event Requiring Statement:  December 3, 2008
Issuer and Ticker Symbol:           Care Investment Trust Inc. [CRE]
Relationship to Issuer:             10% Owner
Designated Filer:                   GoldenTree Asset Management LP
If Amendment, Date Original Filed:  Not Applicable
Individual or Joint/Group Filing:   Form Filed by More than One Reporting Person

Name and Address:                   Steven A. Tananbaum
                                    300 Park Avenue, 21st Floor
                                    New York, NY 10022

Date of Event Requiring Statement:  December 3, 2008
Issuer and Ticker Symbol:           Care Investment Trust Inc. [CRE]
Relationship to Issuer:             10% Owner
Designated Filer:                   GoldenTree Asset Management LP
If Amendment, Date Original Filed:  Not Applicable
Individual or Joint/Group Filing:   Form Filed by More than One Reporting Person

Signature                           By: /s/ Steven A. Tananbaum
                                        ---------------------------------------
                                        Steven A. Tananbaum, individually and as
                                        senior managing member of GoldenTree
                                        Asset Management LLC for itself and as
                                        the general partner of GoldenTree Asset
                                        Management LP